Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 on Form 10-K/A to the Annual Report of Proteon Therapeutics, Inc. (the “Corporation”) on Form 10-K for the fiscal year ended December 31, 2018, which Amendment No. 1 on Form 10-K/A was filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy P. Noyes, as President and Chief Executive Officer of the Corporation, and I, George A. Eldridge, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: April 12, 2019	By:	/s/ Timothy P. Noyes
Timothy P. Noyes
President, Chief Executive Officer and Director (Principal Executive Officer)

Date: April 12, 2019	By:	/s/ George A. Eldridge
George A. Eldridge Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)